Exhibit 5.1

[Fenwick & West LLP Letterhead]
May 9, 2013
Green Dot Corporation
3465 E. Foothill Blvd.
Pasadena, California 91107

Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Green Dot Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about May 9, 2013 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,439,776 shares of the Company's Class A Common Stock, $0.001 par value per share (the “Stock”), subject to issuance by the Company (a) upon the exercise of stock options granted or to be granted under the Company's 2010 Equity Incentive Plan (the “2010 Plan”), (b) pursuant to awards by the Company of restricted stock, restricted stock units or stock bonuses under the 2010 Plan, (c) upon the vesting of stock appreciation rights granted or to be granted by the Company under the 2010 Plan, or (d) upon the exercise of purchase rights granted or to be granted under the Company's 2010 Employee Stock Purchase Plan (the “2010 ESPP”). The 2010 Plan and the 2010 ESPP are collectively referred to in this letter as the "Plans." In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)
the Company's Tenth Amended and Restated Certificate of Incorporation, filed by the Company with the Delaware Secretary of State on July 27, 2010 and certified by the Delaware Secretary of State on May 7, 2013 (the “Restated Certificate”);

(2)	the Company's Amended and Restated Bylaws, certified by the Company's Secretary on May 9, 2013 (the “Bylaws”);

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	the 2010 Plan filed as Exhibit 10.03 to the Company's registration statement on Form S-1, filed with the Commission on June 29, 2010;

(5)
the forms of (a) Notice of Stock Option Grant, (b) Stock Option Award Agreement, (c) Notice of Restricted Stock Award, (d) Restricted Stock Agreement, (e) Notice of Stock Bonus Award, (f) Stock Bonus Award Agreement, (g) Notice of Stock Appreciation Right Award, (h) Stock Appreciation Right Award Agreement, (i) Notice of Restricted Stock Unit Award, (j) Restricted Stock Unit Award Agreement, (k) Notice of Performance Shares Award and (l)

Green Dot Corporation
May 9, 2013

Performance Shares Agreement for the 2010 Plan filed as Exhibit 10.03 to the Company's registration statement on Form S-1, filed with the Commission on June 29, 2010 (collectively, the “2010 Plan Agreements”);

(6)	the 2010 ESPP filed as Exhibit 10.19 to the Company's registration statement on Form S-1, filed with the Commission on June 29, 2010;

(7)	the prospectuses prepared in connection with the Registration Statement (the “Prospectuses”);

(8)
the following minutes of meetings and actions by written consent of the Company's Board of Directors (the “Board”) and stockholders (the “Stockholders”) provided to us by the Company: (a) the minutes of a meeting of the Board held on April 23, 2010, at which resolutions were adopted by the Board adopting and approving the Restated Certificate and the Bylaws; (b) the Action by Written Consent of the Stockholders, dated July 16, 2010, in which resolutions were adopted by the Stockholders adopting and approving the Restated Certificate and the Bylaws; (c) the minutes of a meeting of the Board held on June 4, 2010, at which resolutions were adopted by the Board adopting and approving the Plans and reserving the Stock for sale and issuance pursuant to the Plans; (d) the Action by Written Consent of the Stockholders dated July 16, 2010, in which resolutions were adopted by the Stockholders adopting and approving the Plans and the reservation of the Stock for sale and issuance pursuant to the Plans; and (e) authorizing the filing of the Registration Statement;

(9)
records of the Company's issued and outstanding stock and securities that the Company has provided to us, consisting of a (a) certificate from the Company's transfer agent dated May 8, 2013 verifying the number of the Company's issued and outstanding shares of capital stock as of May 7, 2013 and (b) a statement prepared by the Company as to the number of issued and outstanding options, warrants and rights to purchase shares of the Company's capital stock and any additional shares of capital stock reserved for future issuance in connection with the Company's stock option and stock purchase plans and all other plans (including without limitation the Plans), agreements or rights as of May 7, 2013);

(10)	a Certificate of Good Standing issued by the Secretary of State of the State of Delaware with respect to the Company dated May 7, 2013 (the “Certificate of Good Standing”); and

(11)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

Green Dot Corporation
May 9, 2013

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of the Company or their agents.
As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the existing Delaware General Corporation Law.
With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company. With respect to our opinion expressed in paragraph (2) below, we have assumed that there will be no subsequent amendment to the Restated Certificate (other than to authorize sufficient additional shares of Stock from time to time) and that, at any time when the shares of Stock described in paragraph (2) are issued and sold, the Company will have a sufficient number of authorized but unissued shares of Stock to be able to deliver all such shares.
In rendering the opinions below, we are opining only with respect to the specific legal issues expressly set forth in the numbered paragraphs below and we render no opinion, whether by implication, inference or otherwise, with respect to any other matter or matters.
In accordance with Section 95 of the American Law Institute's Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.
Based upon the foregoing, it is our opinion that:

(1)	The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

Green Dot Corporation
May 9, 2013

(2)
The additional 1,439,776 shares of Stock that may be issued and sold by the Company upon the (a) exercise of stock options to be granted under the 2010 Plan, (b) awards by the Company of restricted stock, restricted stock units or stock bonuses under the 2010 Plan, (c) vesting of stock appreciation rights to be granted by the Company under the 2010 Plan, or (d) the exercise of purchase rights to be granted under the 2010 ESPP, when issued, sold and delivered in accordance with the applicable Plan and Plan Agreements to be entered into under the applicable Plan and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

[Concluding paragraph follows]

Green Dot Corporation
May 9, 2013

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the examination described in this letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP